Exhibit 23.1

[KPMG LOGO] KPMG LLP

1660 International Drive

McLean, VA 22102

Consent of Independent Auditors

The Board of Directors

School Specialty, Inc.

We consent to the use of our report dated February 18, 2005, except as to note 14, which is as of August 11, 2005, with respect to the financial statements of Delta Education, LLC as of, and for the year ended, December 31, 2004, incorporated by reference in Registration Statements Nos. 333-102089, 333-102091, 333-64193 and 333-90361 on Form S-8, No. 333-109116 on Form S-3 and No. 333-90597 on Form S-4 of School Specialty, Inc.

/s/ KPMG LLP

McLean, Virginia

August 18, 2005